UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported)	January 7, 2005

NATIONSRENT COMPANIES, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	333-114115 (Commission File Number)	14-1875911 (IRS Employer ID Number)

450 East Las Olas Boulevard, Suite 1400, Fort Lauderdale, FL	33301

(Address of principal executive offices)	(Zip Code)

Registrant's Telephone Number, including area code:	(954) 760-6550

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

           On January 7, 2005, NationsRent Companies, Inc. (the "Company") appointed Robert W. Schiller as its Vice President, Controller. Mr. Schiller will serve as the Company's Principal Accounting Officer. Mr. Schiller replaces Mr. Gary N. Golden. Mr. Schiller, age 52, has worked at the Company since August 1999, most recently as Vice President of Internal Audit. In such role, Mr. Schiller was responsible for administering financial, operational and compliance audits of the Company's processes, systems and store operations. Mr. Schiller also was responsible for providing reports to operations, senior management and the Company's audit committee.

           Mr. Schiller will continue his employment under his existing employment agreement, dated as of July 9, 2003, which expires July 9, 2007. The employment agreement provides for a minimum annual base salary, which is currently $210,000, subject to adjustment by the Board of Directors, and annual bonuses of up to 100% of base salary based on performance targets. If Mr. Schiller's employment is terminated "without cause" or "due to a change in control," he would be entitled to a severance payment equal to two times his annual base salary.

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SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONSRENT COMPANIES, INC. By: /s/ Thomas J. Hoyer Name: Thomas J. Hoyer Title: Executive Vice President and Chief Financial Officer

Dated: January 11, 2005